Exhibit 21

Subsidiaries of
Encompass Group Affiliates, Inc.
at June 30, 2009

Encompass Parts Distribution, Inc.
420 Lexington Avenue
New York, NY  10170
EIN:  20-1088535
State of Incorporation:  Delaware

Hudson Street Investments, LLC
420 Lexington Avenue
New York, NY  10170
EIN:  54-2137152
State of Incorporation:  Delaware

Cyber-Test, Inc.
448 Commerce Way
Longwood, FL  32750
EIN:  20-1106218
State of Incorporation:  Delaware

SpectruCell, Inc.
420 Lexington Avenue
New York, NY  10170
EIN:  56-2425121
State of Incorporation:  Delaware

Vance Baldwin, Inc.
7060 State Road 84, #12
Ft. Lauderdale, FL 03317
EIN:  59-0718315
State of Incorporation:  Florida

Tritronics, Inc.
1306 Continental Drive
Abington, MD 21009
EIN: 52-1036520
State of Incorporation: Maryland

Encompass Service Solutions, Inc.
420 Lexington Avenue
New York, NY  10170
EIN: 26-4157403
State of Incorporation: Delaware

Encompass Parts Distribution, S. de R.L. de C.V.
c/o Cervantes, Aguilar-Alvarez y Sainz, S.C.
Torre del Bosque
Blvd. M. Avila Camacho 24 – 6° Piso
Lomas de Chapul Tepec
Deleg. Miguel Hidalgo
11000 Mexico, D.F.

Encompass Distribution Canada, Inc.
c/o Miller Thomson LLP
600, 60 Columbia Way
Markham, ON, Canada L3R 0C9

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